Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3D No. 333-183438) of Southside Bancshares, Inc., and
(2) Registration Statement (Form S-8 No. 333-159097) of Southside Bancshares, Inc.

of our reports dated March 14, 2014, with respect to the consolidated financial statements of Southside Bancshares, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Southside Bancshares, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Southside Bancshares, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Dallas, Texas
March 14, 2014